Exhibit 99.1

Biodesix Announces Closing of New $30 Million Term Loan

Increases Company’s Net Liquidity Position and Reduces Near-Term Cash Interest Costs

Boulder, CO, March 23, 2021- Biodesix, Inc. (NASDAQ: BDSX; “Biodesix” or the “Company”) a leading data-driven diagnostic solutions company with a focus in lung disease, announced today that it has closed on a new $30 million term loan (New Term Loan) which matures on March 1, 2026.

Biodesix used the proceeds to repay outstanding borrowings of $25.9 million under the Company’s existing term loan with Innovatus Life Sciences Lending Fund I, LP (Innovatus), which was terminated upon payment, and the remaining proceeds of approximately $4 million will enhance existing liquidity for general corporate purposes. The transaction will provide Biodesix with additional operational and financial flexibility to continue the growth of its commercial organization and expansion of its clinical pipeline while extending our maturities and reducing our near-term cash interest costs.

“We are pleased with the successful execution of this refinancing and our efforts to enhance liquidity and strengthen the balance sheet while improving the terms from our prior facility. The successful closing of this New Term Loan following the on-going disruptions caused by the COVID-19 global pandemic demonstrates the confidence lenders have in our current and long-term plans,“ stated Scott Hutton, Chief Executive Officer of Biodesix.

Additional details regarding the New Term Loan will be available in Biodesix’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today.

About Biodesix

Biodesix is a leading diagnostic company with a focus in lung disease. The Company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer six non-invasive tests for patients with diseases of the lung. Biodesix launched the Bio-Rad SARS-CoV-2 ddPCR™ test and the Platelia SARS-CoV-2 Total Ab in response to the global pandemic and virus that impacts the lung and causes COVID-19. The blood-based Biodesix Lung Reflex® strategy for lung cancer patients integrates the GeneStrat® and VeriStrat® tests to support treatment decisions with results in 72 hours, expediting time to treatment. The blood-based Nodify Lung™ nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT™ tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. Biodesix also collaborates with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. For more information about Biodesix, visit biodesix.com.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on Biodesix and its operations, it is possible or assumed future results of operations, including descriptions of its revenues, profitability, outlook and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix’s most recent annual report on Form 10-K, filed March 16, 2021. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Jordona Jackson Smith for Biodesix

Jordona@jacksonbio.com

(805) 674-7347

Investors:

Jeremy Feffer

jeremy@lifesciadvisors.com

(212) 915-2568